UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2024

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 20, 2024, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of Riot Platforms, Inc. (the “Company”), authorized and approved the amendment and restatement of the Company’s form of executive employment agreement (the “Form of Amended and Restated Executive Employment Agreement”). The Form of Amended and Restated Executive Employment Agreement revises the Company’s original form of executive employment agreement as originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on a Current Report on Form 8-K on October 3, 2022, and amended effective June 12, 2024, filed with the SEC on a Current Report on Form 8-K on June 18, 2024, (the “Prior Form of Agreement”). The principal changes from the Prior Form of Agreement are administrative and are outlined below.

The Form of Amended and Restated Executive Employment Agreement clarifies the procedures and deadlines the Company and executive shall comply with when entering into any separation agreement and general release (the “Severance Agreement”) following a termination event, and establishes a revocation period. Additionally, the Form of Amended and Restated Executive Employment Agreement includes terms regarding the form, and timing, of payment of any severance benefits. Severance benefits shall be paid in a lump sum, less applicable tax withholdings, as follows: (A) 50% of cash severance benefits shall be paid within 20 business days following the executive’s entry into the Severance Agreement, with the remainder payable 6 months and 1 day following the Termination Date; (B) any service-based stock awards entitled to pro rata vesting will be settled no later than five business days following the date of the executive’s entry into the Severance Agreement; and (C) any performance-based stock awards entitled to accelerated vesting will be settled no later than five business days following the date of the executive’s entry into the Severance Agreement.

Accordingly, as authorized and directed by the Compensation Committee, the Company has entered into amended and restated executive employment agreements with Jason Les, the Company’s Chief Executive Officer, Benjamin Yi, the Company’s Executive Chairman, William Jackman, the Company’s Executive Vice President (“EVP”), General Counsel, and Jason Chung, the Company’s EVP, Head of Corporate Development & Strategy (each an “Executive”), pursuant to the standard Form of Amended and Restated Executive Employment Agreement. Except as disclosed by the Company, the Form of Amended and Restated Executive Employment Agreement will not affect the employment terms, compensation arrangements, or other rights of the Company’s executive officers, as previously disclosed by the Company.

Additionally, the employment term of each Executive shall be 36 months, which, upon expiration, shall be automatically renewed for successive 12-month periods thereafter, unless earlier terminated in accordance with the terms of the Form of Amended and Restated Executive Employment Agreement.

The summary of the Form of Amended and Restated Executive Employment Agreement is qualified in its entirety by reference to the full text of the Form of Amended and Restated Executive Employment Agreement filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 9.01 – Regulation FD Disclosure.

(d)Exhibits.

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
10.1	Form of Amended and Restated Executive Employment Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: November 26, 2024